Exhibit (a)(1)(iii)

Letter of Transmittal
Regarding Shares in Fortress Private Lending Fund
Tendered Pursuant to the Offer to Purchase
Dated July 23, 2026

The Offer and withdrawal rights will expire
at one minute past 11:59 p.m., Eastern Time, on August 19, 2026, and this Letter of Transmittal must be received by
the Company’s transfer agent, SS&C GIDS, Inc., either by mail or by email, by one minute past 11:59 p.m., Eastern Time, on August 19, 2026 unless the Offer is extended

Complete this Letter of Transmittal and follow the Transmittal
Instructions included herein

Dear Shareholder:

The undersigned hereby tenders to Fortress Private Lending Fund, a “perpetual-life”, externally managed, non-diversified, closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”), and is organized as a Delaware statutory trust (the “Company”), the common shares of beneficial interest, par value $0.01 per share, in the Company or portion thereof held by the undersigned, described and specified below (the “Tendered Shares”), on the terms and conditions set forth in the Offer to Purchase dated July 23, 2026 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Purchase constitute the “Offer”). The Tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Company to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Company the Tendered Shares pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to sell all or a portion of the Tendered Shares tendered hereby and that the Company will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Company may not be required to purchase any Tendered Shares tendered hereby.

If the Company accepts for purchase the Tendered Shares, the purchase price will be paid in cash to the undersigned. The cash payment(s) of the purchase price for the Tendered Shares, accepted for purchase by the Company, as described in Section 6 “Purchases and Payment” of the Offer to Purchase, shall be wired pursuant to the instructions on file with the Company’s transfer agent, SS&C GIDS, Inc.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 “Withdrawal Rights” of the Offer to Purchase, this tender is irrevocable.

Exhibit (a)(1)(iii) - 1

Letter of Transmittal

Tendered Pursuant to the Offer to Purchase

Dated JULY 23, 2026

THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY SS&C GIDS, INC.
BY ONE MINUTE PAST 11:59 P.M., EASTERN TIME, ON AUGUST 19, 2026

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT ONE MINUTE PAST 11:59 P.M., EASTERN TIME, ON AUGUST 19, 2026

,
UNLESS THE OFFER IS EXTENDED

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

1. Please Mail This Completed Form to: Regular Mail: FORTRESS PRIVATE LENDING FUND c/o SS&C GIDS, Inc. P.O. Box 219090 Kansas City, MO 64121-9090
OR send the Completed Form via Email at FPL@fortress.com
2. Current Subscriber Information (Please print name in which shares are registered)
☐ Class I

Registration
Investor Social Security/Taxpayer ID # ____________________		Co-Investor Social Security/Taxpayer ID #_______________
Street Address	City	State	ZIP

Fortress Account Number	Home Telephone	Email Address

3. Amount of Shares in the Company Being Tendered:
☐ Entire amount of Shares
☐ Portion of Shares	$ or	Number of Shares

4. Odd Lots

As described in Section 3 of the Offer to Purchase, under certain conditions, shareholders holding fewer than 100 Shares (an “odd lot”) who validly tender (and do not validly withdraw) all of their Shares (“Odd Lot Holders”) may have their Shares accepted for payment before any pro-rata reduction in the repurchase of other tendered Shares if the Offer to Purchase is oversubscribed. This preference is not available to partial tenders or to beneficial or record holders of 100 or more Shares in the aggregate even if these holders have separate accounts each representing fewer than 100 Shares. Accordingly, this section is to be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. By checking the appropriate box below, the undersigned certifies that:

☐ The undersigned is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered.

5. Non-Custodial Payment Instructions

CUSTODIAL ACCOUNTS – REDEMPTION PROCEEDS WILL BE SENT TO THE CUSTODIAN FOR DEPOSIT INTO THE CUSTODIAL ACCOUNT CITED IN YOUR SHAREHOLDER RECORD. CUSTODIAL SIGNATURE REQUIRED.

Exhibit (a)(1)(iii) - 2

PAYMENT GUIDELINES: Proceeds from tax deferred and tax exempt registration types are required to be returned to the custodian on record.

If you invest in the Company through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein. Please contact your financial intermediary before submitting your tender request.

Exhibit (a)(1)(iii) - 3

Letter of Transmittal

Tendered Pursuant to the Offer to Purchase

Dated July 23, 2026

THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY SS&C GIDS, INC. BY ONE MINUTE PAST 11:59 P.M., EASTERN TIME, ON AUGUST 19, 2026

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE PAST 11:59 P.M., EASTERN TIME, ON AUGUST 19, 2026

, UNLESS THE OFFER IS EXTENDED

Please Deliver All Proceeds to the Following:
☐ Deliver All Proceeds to Custodian on Record
☐ Deliver All Proceeds to Bank Account on Record
☐ Deliver All Proceeds to New Bank Instructions (Must complete Part 5 below)
5. New Bank Instructions
(Medallion Signature Guarantee Required if this Part is completed)
Bank Name
ABA Routing Number
Name(s) on Bank Account:
Bank Account Number:
6. Signature(s)

Signature of Investor or Trustee	Signature of Co-Investor or Trustee, if applicable	Date

Signature of Authorized Custodian, if applicable
7.	Guarantor: Affix signature guarantee here.	Guarantor: Affix signature guarantee here.	A Medallion Signature Guarantee is required. A notary public is not an acceptable guarantor. If the account is custodian-held, Medallion Signature Guarantee must be completed by the custodian.

THIS DOCUMENT REQUIRES A MEDALLION SIGNATURE GUARANTEE BELOW ONLY WHEN AUTHORIZED SIGNER(S) INSTRUCT THE COMPANY TO SEND TENDER PROCEEDS TO AN ACCOUNT OTHER THAN THE BROKER/CUSTODIAN ACCOUNT OF RECORD.

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

Exhibit (a)(1)(iii) - 4